As filed with the Securities and Exchange Commission on October 31, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	95-4863690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3811 Turtle Creek Boulevard, Suite 2100

Dallas, Texas 75219

(214) 427-1704

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wes Cummins

Chief Executive Officer

APPLIED DIGITAL CORPORATION

3811 Turtle Creek Boulevard, Suite 2100

Dallas, Texas 75219

(214) 427-1704

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven E. Siesser, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 204-8688

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

1,035,197 Shares of common stock

This prospectus relates to the resale from time to time of up to 1,035,197 shares of common stock, $0.001 par value per share (“common stock”), of Applied Digital Corporation (the “Company,” “we,” “our,” or “us”) by the selling stockholder named herein or its permitted transferees (the “selling stockholder”) in amounts, at prices and on terms that will be determined at the time of any such offering, comprised of 1,035,197 shares of common stock (the “Warrant Shares”) issuable upon the exercise of warrants (the “Warrants”) initially issued by the Company on November 27, 2024 as partial consideration for the Loan under the Promissory Note (each as defined below) and subsequently assigned to the selling stockholder on October 31, 2025.

We will not receive any proceeds from the sale of the Warrant Shares by the selling stockholder. The shares of common stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholder or alternatively through underwriters, broker dealers or agents. The selling stockholder will determine at what price it may sell the Warrant Shares offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. Although we have been advised by the selling stockholder that the selling stockholder was assigned the Warrants for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, the selling stockholder may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act by the Securities and Exchange Commission (the “SEC”), in which case any profits on the sales of the Warrant Shares by the selling stockholder and any discounts, commissions or concessions received by the selling stockholder would be deemed to be underwriting discounts and commissions under the Securities Act. For additional information on the methods of sale that may be used by the selling stockholder, see the section entitled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest in our common stock. You also should read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us and our financial statements.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “APLD.” On October 30, 2025, the last reported sale price of our common stock on Nasdaq was $33.95 per share.

Our executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.

Investing in our securities involves risks. Before making an investment decisions, you should carefully review the information contained in this prospectus under the heading “Risk Factors” beginning on page 7 of this prospectus, as well as the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, filed with the SEC on July 30, 2025, and the other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 31, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatically effective registration statement on Form S-3 (“shelf registration statement”) that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration statement, the selling stockholder may offer and sell, from time to time, in one or more offerings up to 1,035,197 shares of our common stock. This prospectus provides you with a general description of the common stock the selling stockholder may offer. If the selling stockholder offers to sell shares of common stock in an underwritten offering, we/the selling stockholder will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares of common stock are sold or otherwise disposed of on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

We have provided you only with the information contained in this prospectus, including information incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor the selling stockholder have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this prospectus, any prospectus supplement, or in any free writing prospectuses we have or may prepare. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This prospectus, including the information that we have incorporated by reference, contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Applied Digital Corporation and its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 7, our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.

Our Business

We are a U.S. designer, developer, and operator of high-performance, sustainably engineered data centers and colocation services for artificial intelligence (“AI”), networking, and blockchain workloads. Headquartered in Dallas, TX, and founded in 2021, the Company combines hyperscale expertise, proprietary waterless cooling, and rapid deployment capabilities to deliver secure, scalable compute at industry-leading speed and efficiency, while creating economic opportunities in underserved communities through its award-winning Polaris Forge AI Factory model. We operate in two distinct business segments, data center hosting (the “Data Center Hosting Business”) and HPC data center hosting (the “HPC Hosting Business”), as further discussed below.

During the fiscal year 2025, we determined that our cloud services business, which we operate through a wholly owned subsidiary (the “Cloud Services Business”) met the criteria to be classified as “held for sale” on our consolidated balance sheets as the Board of Directors approved plans for the sale of the segment. The potential sale of the Cloud Services Business, which was previously included as a reportable segment, represents a strategic shift in our operations and financial results and as such, we have excluded the results of this business from both continuing operations and segment results and presented them in discontinued operations on the consolidated statements of operations for all periods presented in our Annual Report on Form 10-K filed with the SEC on July 30, 2025.

Data Center Hosting Business

Our Data Center Hosting Business provides energized infrastructure services to crypto mining customers. Our custom-designed data centers allow customers to rent space based on their power requirements.

We currently operate sites in Jamestown and Ellendale, North Dakota, with a total hosting capacity of approximately 286 MW.

HPC Hosting Business

Our HPC Hosting Business designs, constructs, and operates next-generation data centers, which are designed to provide massive computing power and support HPC applications within a cost-effective model.

We recently completed construction of our first HPC data center at our Polaris Forge 1 campus in Ellendale, ND with 100MW of capacity. We continue building our second HPC data center at Polaris Forge 1 to provide an additional 150MW of capacity. These facilities are being designed and purpose-built to host high-density GPU architecture or other HPC applications, such as artificial intelligence, natural language processing, machine learning, and additional HPC developments. Our third HPC focused data center facility at Polaris Forge 1, which is expected to provide an additional 150MW of capacity, is currently in the pre-construction phase with an anticipated ready for service date in 2027.

On May 28, 2025, APLD ELN-02 LLC and APLD ELN-03 LLC, our subsidiaries, each entered into a data center lease with CoreWeave, Inc. (“CoreWeave”) to deliver an aggregate of 250 MW of infrastructure to host CoreWeave’s HPC operations at Polaris Forge 1. The first lease is for the full capacity of our recently completed 100 MW data center, and the second lease is for the full capacity of our 150 MW data center that is also under construction. In addition, on August 28, 2025, APLD ELN-02 C LLC, our subsidiary, entered into a third data center lease with CoreWeave to deliver an additional 150 MW at Polaris Forge 1, bringing the total capacity under contract at Polaris Forge 1 to 400 MW. We have guaranteed the obligations of APLD ELN-02 LLC, APLD ELN-03 LLC and APLD ELN-02 C LLC under the respective data center lease to which such subsidiary is a party.

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On August 18, 2025, we also announced breaking ground on our Polaris Forge 2 campus, a $3 billion, 280 MW data center near Harwood, North Dakota. The project has begun and we currently anticipate reaching initial capacity in 2026 and reaching full capacity in early 2027. On October 22, 2025, we announced that we entered into an approximately 15-year lease agreement with a U.S. based investment grade hyperscaler for 200 MW of critical IT load at our Polaris Forge 2 campus, as further discussed under “—Recent Developments” below.

We anticipate that this business segment will begin generating meaningful revenue from the associated leases now that our first 100MW building is complete.

Discontinued Operations

Cloud Services Business

The Cloud Services Business, which is operated through our wholly owned subsidiary, Applied Digital Cloud Corporation (“Applied Digital Cloud”), has locations in three states: Colorado, Minnesota and Utah. This business provides cloud services to customers, such as AI and machine learning developers by renting space at third party co-location centers and providing the customers with access to its cloud computing equipment.

Recent Developments

Promissory Note

On September 9, 2025, our subsidiary, APLD FAR-01 LLC (the “Borrower”), entered into a promissory note (the “September 2025 Promissory Note”) with Macquarie Equipment Capital, Inc. (the “Lender”). The September 2025 Promissory Note provides for a principal sum of (a) $50 million (the “Initial Loan”), which was drawn upon execution of the September 2025 Promissory Note, plus (b) subject to the mutual consent of the Borrower and the Lender, additional loans in an aggregate principal amount not to exceed $25 million (the “Additional Loans” and together with the Initial Loan, the “September 2025 Loan”). Proceeds of the September 2025 Loan under the September 2025 Promissory Note will be used, in part, to (i) pay transaction costs, (ii) pay transaction expenses in connection with the Note Documents (as defined therein), (iii) fund the purchase of the financed properties located on our Polaris Forge 2 campus, including all associated closing costs, title fees, and legal expenses, (iv) finance improvements to the Polaris Forge 2 properties, (v) fund the purchase of the Transformers (as defined therein) and other equipment expected to be installed and used for the improvements of the Polaris Forge 2 properties, (vi) pay any other costs, fees, expenses, or amounts related to or in connection with the development and construction of Polaris Forge 2, and (vii) for general corporate working capital purposes.

Series G Preferred Stock Offering

On October 21, 2025, we entered into the fourth amendment (the “Fourth Amendment”) to the Preferred Equity Purchase Agreement, dated April 30, 2025, by and between the Company and the investors signatory thereto (as amended from time to time, the “PEPA”), in order to increase our access to capital to fund the continued construction and development of our Polaris Forge 1 and Polaris Forge 2 data centers in Ellendale and Harwood, North Dakota, as well as general working capital purposes and for transaction expenses.

The Fourth Amendment amended the PEPA to, among other things: (i) increase the aggregate commitment amount of the shares of Series G Convertible Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”), from $590.0 million to $1.590 billion; (ii) subject to waiver by a majority-in-interest of the investors, (a) set the maximum put issuance amount to $75,000,000 per issuance, (b) set the limit to one put issuance per seven (7) business day period, and (c) set the maximum aggregate stated value of Series G Preferred Stock outstanding at any one time to $75,000,000; (iii) increase the original discount from 2% to 3%; (iv) eliminate the placement agent fee; and (v) eliminate the prohibition on Variable Rate Transactions (as defined in the PEPA). On October 21, 2025, in connection with the entry into the Fourth Amendment, the Company filed an amendment (the “Fifth Certificate of Designations Amendment”) to the Certificate of the Designations, Powers, Preferences and Rights of Series G Convertible Preferred Stock, originally filed with the Secretary of State of the State of Nevada on April 30, 2025, as amended on each of August 14, 2025, September 11, 2025, September 25, 2025 and October 14, 2025 (as amended, the “Certificate of Designations”). The Fifth Certificate of Designations Amendment amended the Certificate of Designations to, among other things, (i) increase the authorized shares of Series G Preferred Stock from 204,000 shares to 1,030,000 shares, and (ii) increase the limit below which the Floor Price (as defined in Section 1.5(c)(ii) of the Certificate of Designations) may not be reduced from $4.33 to $4.48. In addition, under the Fifth Certificate of Designations Amendment, the Company’s Board of Directors may increase or decrease the applicable Floor Price with respect to any put, at its sole discretion.

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As of the date of this offering memorandum, we have issued 604,800 shares of Series G Preferred Stock under the PEPA, for aggregate gross proceeds to us of $590.0 million, all of which have been converted into a total of 42,582,061 shares of our common stock. 1,030,000 shares of Series G Preferred Stock remain available for future issuance pursuant to the Fourth Amendment.

Amended and Restated Unit Purchase Agreement

As previously disclosed in our SEC filings, on January 13, 2025, APLD HPC Holdings LLC (formerly, APLD ELN-02 Holdings LLC), an indirect wholly owned subsidiary of Applied Digital, entered into a Unit Purchase Agreement (the “Unit Purchase Agreement” or “UPA”) for its HPC Hosting Business with MIP VI HPC Holdings, LLC, which is an affiliate of funds and investment vehicles managed by entities within Macquarie Asset Management (“MAM”). On October 3, 2025, the Company, TopCo 1, APLD HPC TopCo 2 LLC, an indirect wholly-owned subsidiary of the Company (the “Subsidiary Issuer”), and MIP HPC Holdings, LLC (formerly, MIP VI HPC Holdings, LLC) (the “Purchaser”) entered into an Amended and Restated Unit Purchase Agreement (the “A&R UPA”).

On October 6, 2025, all conditions to the Initial Closing (as defined in the A&R UPA) were satisfied and the Initial Closing occurred. At the Initial Closing, the Subsidiary Issuer sold to the Purchaser 112,500 Preferred Units in the Subsidiary Issuer at a price per Preferred Unit of $1,000, for an aggregate purchase price of $112.5 million, and for no additional consideration, the Subsidiary Issuer agreed to issue to the Purchaser such number of Common Units of the Subsidiary Issuer representing, in the aggregate, seven and a half percent (7.5%) of the fully diluted common equity of the Subsidiary Issuer as of immediately following the Initial Closing. MAM has the right to invest up to an additional $4.9 billion under the A&R UPA.

In addition, pursuant to the A&R UPA, on October 6, 2025, the Company issued to the designated affiliates of the Purchaser, warrants to purchase an aggregate of 2.4 million shares of common stock. The warrants will become exercisable upon the Purchaser funding the full $450 million in Polaris Forge 1. Also on October 6, 2025, the Company entered into a registration rights agreement with the Purchaser, pursuant to which the Company agreed to file with the SEC a registration statement registering the resale of the shares of common stock issuable upon exercise of the warrants within 60 days of the execution of the registration rights agreement.

Polaris Forge 2 Lease Agreement with U.S. based investment grade hyperscaler

On October 22, 2025, we announced that we entered into a lease agreement, representing approximately $5 billion in total contracted revenue over the approximate 15-year lease term, with a U.S. based investment grade hyperscaler for 200 MW of critical IT load at Polaris Forge 2 campus, to support the hyperscaler’s AI and HPC infrastructure. The hyperscaler also holds a first right of refusal for an additional 800 MW of critical IT, representing the full expansion potential of the Polaris Forge 2 campus.

Corporate Information

Our executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.

We make available free of charge through the Investor Relations link on our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. In addition, the SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC. Information contained in, or accessible through, our website does not constitute part of this prospectus or the registration statement of which it forms a part and inclusions of our website address in this prospectus or the registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

●	our ability to complete construction of the Polaris Forge 1 and Polaris Forge 2 campuses;
●	our ability to complete the negotiation and execution of the definitive transaction documents to close the sale of our Cloud Services Business that is currently held for sale and treated as discontinued operations;
●	our dependence on principal customers, including our ability to execute leases with key customers, including leases for our Polaris Forge 1 and Polaris Forge 2 datacenter campuses;
●	availability of financing to continue to grow our business;
●	labor and other workforce shortages and challenges;
●	power or other supply disruptions and equipment failures;
●	the addition or loss of significant customers or material changes to our relationships with these customers;
●	delays or denials of entitlements or permits, including zoning, siting, utility and other permits, or other delays resulting from requirements of public agencies and utility companies;
●	our sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends;
●	our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies;
●	our ability to continue to grow sales in our hosting business;
●	volatility of cryptoasset prices; and
●	uncertainties of cryptoasset regulation policy.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should review the factors and risks and other information we describe in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent reports we will file from time to time with the SEC.

All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference herein. You should read this prospectus and the documents that we incorporate by reference and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that will achieve our objectives and plans in any specified time frame, or at all. We have no obligation, and expressly disclaims any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

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PRIVATE PLACEMENT

On November 27, 2024 (the “Closing Date”), APLD ELN-02 Holdings LLC (the “Borrower”), a Delaware limited liability company and a subsidiary of the Company, entered into a promissory note (the “Promissory Note”) with the Lender. The Promissory Note, which was fully drawn on November 27, 2024, provides for a loan of $150 million (the “Loan”). The Promissory Note matures on the earlier of (i) the date of acceleration of the Loan or (ii) May 27, 2026; however, to the extent that the ELN-02 Project (as defined therein) is not completed by December 6, 2025, the Borrower must mandatorily prepay the full outstanding principal balance of the Promissory Note together with accrued interest to the date of prepayment on the principal amount prepaid and any other amounts then due and payable. The Borrower may voluntarily prepay all or part of the Promissory Note at any time with no less than three (3) business days’ notice in accordance with the terms of the Promissory Note.

Proceeds of the Loan under the Promissory Note were used, in part, to prepay in full and terminate (i) all obligations of APLD Holdings 2 LLC (the “Parent Guarantor”) a Delaware limited liability company and a subsidiary of the Company, under that certain promissory note, dated June 7, 2024 in favor of CIM APLD Lender Holdings, LLC and (ii) all obligations of the Company under that certain Prepaid Advance Agreement, dated March 27, 2024, in favor of YA II PN, LTD and that certain promissory note issued on March 27, 2024 thereunder.

As partial consideration for the Loan under the Promissory Note, on November 27, 2024, we issued to the Lender the Warrants to purchase up to 1,035,197 shares of common stock in a private placement pursuant to Section 4(a)(2) under the Securities Act. Subsequently, on October 31, 2025, the Lender assigned the Warrants to the selling stockholder.

The Warrants are exercisable from and after the date that is six months following the date of issuance thereof and have a five and one-half-year term. The Warrants have an exercise price of $9.66 per share, which exercise price must be paid in cash, and contain customary anti-dilution provisions for corporate actions such as stock dividends and stock splits.

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USE OF PROCEEDS

The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholder named in this prospectus. Accordingly, we will not receive any proceeds from any sale of the Warrant Shares in this offering. We will pay all of the fees and expenses incurred by us in connection with this registration.

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SELLING STOCKHOLDER

This prospectus covers the resale of up to 1,035,197 shares of common stock issuable upon exercise of the Warrants. We are registering the shares of common stock in order to permit the selling stockholder to offer the Warrant Shares for resale from time to time.

The table below identifies the selling stockholder and provides other information regarding the beneficial ownership of the shares of common stock held by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of shares of common stock as of October 30, 2025. The third column lists the shares of common stock being offered by this prospectus by the selling stockholder. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering (1)	Percentage of Shares of Common Stock Owned After Offering (2)

Jane Street Global Trading, LLC (3)	21,011,919	(4)	1,035,197	19,976,722	6.56%

(1)	Assumes the sale of all shares of common stock offered by the selling stockholder pursuant to this prospectus.

(2)	Percentage is based on 284,537,626 shares of common stock outstanding as of October 29, 2025 (and rounded to the nearest tenth of a percent) and assumes the sale of all shares of common stock offered by the selling stockholder pursuant to this prospectus.

(3)	All investment decisions for Jane Street Global Trading, LLC are made by certain members of the Management Committee of Jane Street Group, LLC. Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. The business address of Jane Street Global Trading, LLC is 250 Vesey Street, New York, New York 10281.

(4)	Consists of (i) 11,651 shares of common stock, (ii) 19,965,071 shares of common stock issuable upon the exercise of options and warrants that are exercisable or will be exercisable within 60 days of October 30, 2025, and (iii) 1,035,197 shares of common stock issuable upon exercise of the Warrants.

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PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

●	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	through the writing of options on the shares;
●	to cover short sales made after the date that this registration statement is declared effective by the SEC;
●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted by applicable law.

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption, if available, rather than under this prospectus. The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholder or its respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of the common stock, from the purchaser) of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, but excluding brokerage commissions or underwriter discounts.

The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholder has not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholder may pledge its shares to its brokers under the margin provisions of customer agreements. If the selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Second Amended and Restated Articles of Incorporation, as amended to date (the “Articles”) and our third amended and restated bylaws, as amended to date (the “Bylaws”), copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended May 31, 2025, as filed with the SEC on July 30, 2025, which is incorporated by reference herein.

We are authorized to issue 410,000,000 shares of capital stock, $0.001 par value per share, of which 400,000,000 are common stock and 10,000,000 are preferred stock (the “preferred stock”). For a description of the terms of our Preferred Stock, see Exhibit 4.14 to our Annual Report on Form 10-K, filed with the SEC on July 30, 2025.

As of October 29, 2025, there were 284,537,626 shares of common stock outstanding and 363,933 shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purposes. Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of Preferred Stock that we may designate and issue in the future. There are no redemption or sinking fund provisions applicable to our common stock. The holders of our common stock have no conversion rights. Holders of common stock have no preemptive or subscription rights to purchase any of our securities. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future. Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulative votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive a pro rata share of our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

Anti-Takeover Effects of the Articles, the Bylaws and Nevada Law

We are a Nevada corporation and are generally governed by the Nevada Revised Statutes, or NRS. The following is a brief description of the provisions in our Articles of Incorporation, Bylaws and the NRS that could have an effect of delaying, deferring, or preventing a change in control of the Company.

The provisions of the NRS, our Articles and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Combinations with Interested Stockholders

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. Our Articles of Incorporation do not include such an election to opt-out of these provisions.

Acquisition of Controlling Interests

Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Our Bylaws provide that these statutes do not apply to us. Absent such provision in our Bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Articles of Incorporation and Bylaws

The provisions of our Articles of Incorporation and Bylaws, taken together with the applicable provisions of the NRS:

●	Authorize our board of directors to issue “blank check” Preferred Stock, the terms of which may be established and shares of which may be issued without stockholder approval;
●	Require supermajority disinterested stockholder approval of certain business combinations with related persons (each as defined in the Articles of Incorporation);
●	Permit removal of directors only for cause and require the affirmative vote of not less than 75% of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors, voting as a single class, to remove any director (the NRS does not include a cause concept in NRS 78.335 and the provision of our Articles of Incorporation exceeds the minimum two thirds (2/3) threshold vote required by that statute);
●	Require the affirmative vote of not less than two thirds (2/3) of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors, voting as a single class, to adopt, amend, alter or repeal our Bylaws; and
●	Do not provide for cumulative voting in the election of directors.

NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

In addition, our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. Our board of directors is also authorized to adopt, amend or repeal our Bylaws, which could delay, defer or prevent a change in control.

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LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by Snell & Wilmer, L.L.P., Las Vegas, Nevada. Certain legal matters in connection with the common stock offered hereby will be passed upon for us by Lowenstein Sandler LLP.

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EXPERTS

The consolidated balance sheet of Applied Digital Corporation and its subsidiaries as of May 31, 2025, and the related consolidated statement of operations, changes in temporary equity and shareholders’ equity, and cash flows for the year then ended, the effectiveness of Applied Digital Corporation and its subsidiaries’ internal control over financial reporting and the retrospective adjustments to the 2024 and 2023 financial statements have been audited by CBIZ CPAs P.C., independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the retrospective adjustments to the 2024 and 2023 financial statements) which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of Applied Digital Corporation and its subsidiaries as of May 31, 2024, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the years ended May 31, 2024 and 2023 have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report (before the effects of the adjustments to retrospectively apply the changes in accounting due to the adoption of ASU 2023-07 discussed in Note 2 and Note 6 and discontinued operations and held for sale presentation discussed in Note 2 and Note 5 in the financial statements) which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act of which this prospectus forms a part. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as Applied Digital Corporation, that file electronically with the SEC. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.applieddigital.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

We have not authorized anyone to provide you with any information other than that contained in this prospectus, any prospectus supplement, or in a document to which we expressly have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2025, filed with the Commission on July 30, 2025;

●	The Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2025, filed with the Commission on October 9, 2025;

●	The Company’s Current Reports on Form 8-K filed with the Commission on June 2, 2025, June 20, 2025, August 15, 2025, August 29, 2025 (as amended on September 3, 2025), September 12, 2025, September 26, 2025, October 9, 2025, October 17, 2025 and October 21, 2025 (other than any portions thereof deemed furnished and not filed);

●	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on September 22, 2025; and

●	The description of our common stock in our Registration Statement on Form 8-A, filed with the Commission on April 11, 2022, including any amendment or reports filed for the purpose of updating such description, including the Description of Capital Stock filed as Exhibit 4.14 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, as filed with the Commission on July 30, 2025.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference other than exhibits to those documents. Requests should be addressed to:

Applied Digital Corporation

Attn: Wes Cummins

Chief Executive Officer

3811 Turtle Creek Blvd., Suite 2100

Dallas, Texas 75219

Phone number: (214) 427-1704

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus.

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Part II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the SEC registration fee, the amounts set forth below are estimates.

Amount
SEC registration fee	$4,872.82
Printing and engraving expenses	-
Fees and expenses of legal counsel	75,000.00
Accounting fees and expenses	25,000.00
Transfer agent and registrar fees	-
Miscellaneous	-
Total	$104,872.82

Item 15. Indemnification of Directors and Officers.

Section 78.138 of the Nevada Revised Statutes, or NRS, provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless the presumption that it is acting in good faith and on an informed basis with a view to the interests of the corporation has been rebutted, and it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our Second Amended and Restated Articles of Incorporation, as amended, provide that no director or officer shall have any personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts that involve intentional misconduct, fraud, or a knowing violation of the law or (ii) the payment of dividends in violation of Nevada corporate law.

Section 78.7502(1) of the NRS provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he is not liable pursuant to NRS 78.138 or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.

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NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Third Amended and Restated Bylaws, as amended (the “Bylaws”), provide that the Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition.

In addition, we have entered into indemnification agreements with each of our directors and certain executive officers. These agreements, among other things, require us to indemnify our directors and certain executive officers for certain expenses, including attorneys’ fees, judgments and fines incurred by such director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
3.1	Second Amended and Restated Articles of Incorporation, as amended from time to time. (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on August 2, 2023).
3.2	Certificate of Amendment to the Certificate of Designations for the Series E Redeemable Preferred Stock. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2024).
3.3	Certificate of Amendment, dated June 11, 2024, to Second Amended and Restated Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 11, 2024).
3.4	Certificate of the Designations, Powers, Preferences and Rights of Series F Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 30, 2024).
3.5	Third Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2024).
3.6	Certificate, Amendment or Withdrawal of Designation, relating to the Series A Preferred Stock, filed with the Secretary of State of Nevada on October 21, 2024 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 24, 2024).
3.7	Certificate, Amendment or Withdrawal of Designation, relating to the Series B Preferred Stock, filed with the Secretary of State of Nevada on October 21, 2024 (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 24, 2024).
3.8	Certificate, Amendment or Withdrawal of Designation, relating to the Series D Preferred Stock, filed with the Secretary of State of Nevada on October 21, 2024 (Incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed with the SEC on October 24, 2024).
3.9	Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Restrictions of Series E-1 Preferred Stock filed with the Secretary of State of the State of Nevada on November 8, 2024. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2024).
3.10	Certificate of Amendment, dated November 20, 2024, to Second Amended and Restated Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 21, 2024).
3.11	Certificate, Amendment or Withdrawal of Designation, relating to the Series F Preferred Stock, filed with the Secretary of State of Nevada on April 11, 2025. (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on April 14, 2025).
3.12	Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Restrictions of Series G Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on April 30, 2025. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2025).
3.13	Amendment to Certificate of the Designations, Powers, Preferences and Rights of Series G Convertible Preferred Stock, filed with the Secretary of State of Nevada on August 14, 2025. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2025).
3.14	Amendment to Certificate of the Designations, Powers, Preferences and Rights of Series G Convertible Preferred Stock, filed with the Secretary of State of Nevada on September 11, 2025. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2025).
3.15	Amendment to Certificate of the Designations, Powers, Preferences and Rights of Series G Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on September 25, 2025 (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2025).
3.16	Amendment to Certificate of the Designations, Powers, Preferences and Rights of Series G Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on October 14, 2025 (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 17, 2025).
3.17	Amendment to Certificate of the Designations, Powers, Preferences and Rights of Series G Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on October 21, 2025 (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 21, 2025).
4.1	Form of Warrant. (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2024).
10.1**	Promissory Note, dated November 27, 2024, issued by APLD ELN-02 Holdings LLC and payable to Macquarie Equipment Capital, Inc. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2024).
5.1*	Opinion of Snell & Wilmer L.L.P.
23.1*	Consent of Independent Registered Public Accounting Firm (Marcum LLP).
23.2*	Consent of Independent Registered Public Accounting Firm (CBIZ CPAs P.C.).
23.3*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107*	Filing Fee Table.

*  Filed herewith.

** Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

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Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference herein into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference herein in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Applied Digital Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 31st day of October, 2025.

APPLIED DIGITAL CORPORATION

By:	/s/ Wes Cummins
Wes Cummins Chief Executive Officer and Chairman (Principal Executive Officer)

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SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wes Cummins and Saidal L. Mohmand, or any one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and any subsequent registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Wes Cummins	Chief Executive Officer and Chairman	October 31, 2025
Wes Cummins	(Principal Executive Officer)

/s/ Saidal L. Mohmand	Chief Financial Officer	October 31, 2025
Saidal L. Mohmand	(Principal Financial Officer and Principal Accounting Officer)

/s/ Chuck Hastings	Director	October 31, 2025
Chuck Hastings

/s/ Douglas Miller	Director	October 31, 2025
Douglas Miller

/s/ Richard Nottenburg	Director	October 31, 2025
Richard Nottenburg

/s/ Rachel Lee	Director	October 31, 2025
Rachel Lee

/s/ Ella Benson	Director	October 31, 2025
Ella Benson

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